UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
January 12, 2017
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)

Effective January 12, 2017, Joseph W. Hagin resigned from the Board of Directors (the “Board”) of Fox Factory Holding Corp. (the “Company”). Mr. Hagin was an independent director of the Company and, as a result of his resignation, the Board no longer comprises a majority of independent directors (as defined by NASDAQ Listing Rule 5605(a)(2)), as required by NASDAQ Listing Rule 5605(b)(1).

On January 12, 2017, in accordance with the NASDAQ Listing Rules, the Company notified NASDAQ of the effectiveness of Mr. Hagin’s resignation, the resulting noncompliance with NASDAQ Listing Rule 5605(b)(1) and its desire to use the cure period provided by NASDAQ Listing Rule 5605(b)(1)(A). Later on January 12, 2017, the Company received a notice from NASDAQ acknowledging the Company’s non-compliance and confirming that NASDAQ will provide the Company with the requisite cure period.

In accordance with NASDAQ Listing Rule 5605(b)(1)(A), the Company has until the earlier of the Company’s next annual shareholders’ meeting or January 12, 2018, or if the Company’s next annual shareholders’ meeting is held before July 12, 2017, then the Company has until July 12, 2017 to regain compliance with NASDAQ Listing Rule 5605(b)(1).

The Company intends to identify a candidate to replace Mr. Hagin and appoint a director who satisfies the independence requirements of the NASDAQ Listing Rules prior to the expiration of the applicable cure period described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.

Date:	January 13, 2017	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer and Treasurer